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                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is by and between Intira Corporation, a Missouri corporation, having its principle offices at 977 Charter Commons, Chesterfield, Missouri 63017 ("Intira"), and David Boone, an individual residing at 3810 Ortega Blvd, Jacksonville, FL 33210 ("Employee") and is effective November 1, 1999 (fill in start date).

1. In consideration of your employment by Intira and other good and valuable consideration, you agree to devote your full business time and attention to the business and affairs of Intira and to faithfully perform the duties enumerated in this Agreement or in any exhibit attached hereto.

2. Intira shall pay you an annual base salary of $200,000, payable in equal bi-monthly installments of $8333.33, subject to customary withholding taxes and other employment taxes as required. Intira will pay or reimburse you for reasonable travel and other expenses incurred by you in the performance of your duties, upon presentation of expense statements, vouchers or such other reasonable supporting information as is generally required by Intira in accordance with its expense account policies. Annual review and salary adjustment

3. You shall be entitled to participate in any health insurance, life insurance or benefit plans that Intira may offer to its employees on the same basis and under the same terms as similarly situated employees

4. You understand and agree that your employment at Intira is not for any specified term and that either Intira or you may terminate the employment relationship with or without notice or cause at any time. The relationship established hereunder is employment at will. If terminated for any reason but cause standard severance will be provided.

5. In order for Intira to reasonably protect its interests against the competitive use of any of Intira's Confidential Information, you agree both during your employment with Intira and at all times thereafter, to keep all Confidential Information in the strictest confidence and not to discuss, publish, communicate, transmit, disclose reproduce, or otherwise use such Confidential Information, in any manner whatsoever, in whole or in part, without Intira's prior written consent. For purposes of this Agreement, "Confidential Information" shall mean any communication disclosed to you or known by you as a consequence of or through your past, present or prospective employment or business relationship with Intira, not generally known and available in Intira's industry, which constitutes Intira's proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, customer lists, vendor lists, training and operating manuals, software, and reporting systems.

6. In order for Intira to reasonably protect its interests against the competitive use of any of Intira's Confidential Information or business relationships, you agree that during your employment and for a period of one year after the termination of employment, for whatever reason, you shall not, within a 100 mile radius of any city where you provided or marketed services to or on behalf of Intira or to or on behalf of any customer or potential customer of Intira, engage directly or indirectly, acting alone or with others, voluntarily or involuntarily in any of the following conduct:

     a. solicit or attempt to solicit customers or potential customers of Intira with a view towards diverting or attempting to divert from Intira any business which Intira has enjoyed, to you or to any other individual, firm, corporation, partnership, association or other entity other than Intira who or which is competitive with Intira or engaged in a business competitive with Intira's Business.

     b. solicit any person or persons employed by or otherwise associated with Intira for the purpose of terminating said employee's or person's employment relationship or association with Intira.

     c. own, operate, engage in, be interested in, control through stock ownership or otherwise, or become employed by, work for, advise, be connected with, consult with or represent in any capacity or in any manner whatsoever in any role, an individual, firm, corporation, partnership, association or other entity other than Intira who or which is engaged in a business competitive with Intira or with Intira's Business.

7. You acknowledge Intira's exclusive right to ownership, possession and title to all papers, documents, tapes, drawings, notebooks, formulas, customer lists, software, hardware, trademarks, trade names, service marks, processes, data, intellectual property, or other records, information, or products prepared by you during your employment with Intira or provided by Intira, or which otherwise come into your possession by reason of employment with Intira. You agree not to make or permit to be made, except in pursuit of your duties hereunder, any copies of such items. You further agree to deliver to Intira upon request all such items in your possession and without request to immediately deliver such items upon the termination, voluntarily or involuntarily, of your employment. Palm Pilot, date book excluded

8. You agrees to promptly disclose all ideas, inventions, and discoveries, whether patentable, copyrightable, or not, relating to any present or prospective business of Intira, including but not limited to software, algorithms, designs, devices, processes, methods, formulae, techniques, software, data storage systems, networks, servers, and any improvements to the foregoing ("Inventions"). All Inventions made or conceived by you, whether or not during the hours of your employment or with the use of Intira facilities, materials, or personnel, either solely or jointly with others, during the term of your employment by Intira shall be and remain the sole and absolute property of Intira.

9. You hereby assign and agree to assign to Intira all of your rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to,
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     applications for United States and foreign letters patent and resulting letters patent. At the Intira's request and expense, you shall execute such documents and provide such assistance as may be deemed necessary by Intira to apply for, defend, protect or enforce any United States and foreign letters patent based on or related to such Inventions.

10. You acknowledge and agree that all copyrightable Inventions are "works made for hire" and consequently Intira owns all copyrights thereto. Intira shall have the sole and exclusive right to register the copyright(s), or its assignees, in all such work in its name as the owner and author of such work and shall have the exclusive rights conveyed under all federal, state and local laws including, but not limited to, the right to make all uses of the works in which attribution or integrity rights may be implicated. Additionally, without in any way limiting the foregoing, you hereby assign, transfer and convey to Intira, its successors, heirs and assigns, any and all right, title or interest that you may now have, or may acquire in the future, to the work including, but not limited to, all ownership, patent (United States and foreign letters patent), trade secret, trade names and trademarks, copyright moral, attribution and/or integrity rights.

11. You acknowledge and agree that the covenants and agreements contained in this Agreement are reasonable, and that you shall not raise any issue of their reasonableness in any proceeding to enforce such covenants and agreements. You further agree that any violation or breach by you and/or your representatives of this Agreement would cause immediate and irreparable harm to Intira, the exact amount of which will be impossible to ascertain, and for that reason further agrees that Intira shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation or breach of this Agreement, such right to an injunction being cumulative and in addition to whatever remedies Intira may have under applicable law and/or this Agreement. You further agree to reimburse Intira for all costs and expenses, including attorneys' fees, incurred by Intira in enforcing the terms of this Agreement if Intira is the prevailing party.

12. Your execution and performance of this Agreement is not restricted or prohibited by any agreement to which you are subject.

13. If the scope of any provision contained in this Agreement is deemed too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and you hereby consent that such provision may be reformed or modified accordingly, and enforced as reformed or modified.

14. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri, and the Parties hereby irrevocably and unequivocally consent to the jurisdiction of the court sitting in the County of St. Louis, State of Missouri, and waive any defense of an inconvenient forum to the maintenance of any action or proceeding brought in such court in connection with this Agreement, any objection to venue with respect to any such action, and any right of jurisdiction on account of the place of residence or domicile of any party to such action.

15. If any provision or part thereof of this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and any other application thereof, shall not in any way be affected or impaired, and the Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions are omitted.

16. This writing contains the agreement of the parties with respect to the employment contemplated herein. No amendments or variations of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

17. The waiver by either Party of a breach or violation of any provisions of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

18. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and assigns.



INTIRA CORPORATION:


By:    /s/ Bernie Schneider              /s/ David Boone
       --------------------              -------------------
Name:  Bernie Schneider                  David Boone
Title: CEO/President
Date:                                    Date 10/15/99
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